UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 3, 2008

BIOENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-138074	20-4907818
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3702 South Virginia Street, Suite G12-401 Reno, Nevada		89502
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01.      Change of Control of Registrant.

    On October 3, 2008, Jose Castro and Haiming Zhang consummated stock purchase agreements with Hydro Dynamic Technology, Inc., a California Corporation, under which they sold their shares of BioEnergy, Inc. (the “Company”) company Common Stock to Hydro Dynamic Technology, Inc. for a purchase price of $400,000.00. This resulted in Hydro Dynamic Technology, Inc, owning 1,262,500 shares of 2,500,000 shares outstanding or 50.5% of the outstanding securities.

Item 5.02.           Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 3, 2008, Jose Castro, resigned as Chief Executive Officer, President, Chief Financial Officer, Chief Accounting Officer, Treasurer and Secretary as well as resigning from the board of directors of the Company.

On October 3, 2008, Haiming Zhang resigned as Chief Technology Officer and from the board of directors of the Company.

On October 3, 2008 Roman Gordon was appointed as the Chairman of the Board of Directors, Chief Executive Officer, and Secretary.

On October 3, 2008, Igor Gorodnitsky was appointed as the President and a member of the Board of Directors.

On October 3, 2008, R.L. Hartshorn was appointed as the Chief Financial Officer and a member of the Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 3, 2008

	By:	/s/ Roman Gordon
Roman Gordon
Chief Executive Officer